SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020

Nutriband, Inc.

Nevada	000-55654	81-1118176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 S. Orange Ave. Suite 1500 Orlando, Florida	32801
(Address of Principal Executive Offices)	(Zip Code)

(407) 377-6695

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2020, the Company entered into a Purchase Agreement (“Agreement”), with Pocono Coated Products (“PCP”), pursuant to which PCP agreed to sell the Company the all of the assets associated with its Transdermal, Topical, Cosmetic and Nutraceutical business (the “Business”), including: (1) all the equipment, intellectual property and trade secrets, cash balances, receivables, bank accounts and inventory, free and clear of all liens, except for certain lease obligations , and (2), a 100% of the membership interest in PCP’s subsidiary Active Intelligence, LLC (collectively, the “Assets”). PCP is the manufacturer of our transdermal products, and we are buying that business from them. The purchase price for the Assets is (i) $6,000,000 paid in shares of the Company’s common stock of Nutriband at a value of the average price of the previous 90 days at the date of Closing (the “Shares”); (ii) a promissory note of the Company in the principal amount of $1,500,000, which is due upon the earlier of (a) twelve (12) months from issuance, or (b) immediately following a capital raise of no less than $4,000,000 and/or a public offering of no less than $4,000,000.

The Agreement provides that it is effective August 31, 2020, on which date the parties also entered into an escrow agreement (the “Escrow Agreement”), with legal counsel serving as the escrow agent, providing for holding of the Note, certificate for the Shares, and the title to the Assets (held in a special purpose acquisition subsidiary) as collateral security for completion of all closing conditions under the Agreement. On that date, the parties also entered into a security agreement granting PCP a security interests in all proceeds of the Assets held as collateral under the Escrow Agreement.

THE FOREGOING GENERAL DISCUSSION OF THE TERMS OF THE PURCHASE AGREEMENT, SECURITY AGREEMENT AND PROMISSORY NOTE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TERMS SET FORTH IN SUCH EXHIBITS. DEFINED TERMS USED IN THE DESCRIPTIONS IN THIS CURRENT REPORT SHALL HAVE THE MEANINGS PROVIDED IN THE PURCHASE AGREEMENT, SECURITY AGREEMENT AND PROMISSORY NOTE, AS APPLICABLE, UNLESS SPECIFICALLY DEFINED ABOVE IN THIS REPORT.

Item 5.02. Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

On September 2, 2020, Serguei Melnik resigned as Chief Financial Officer, and our Board of Directors approved the election of Gerald Goodman as Chief Financial Officer of the Company. Mr. Melnik will serve as Interim Chairman of the Company until the next Annual Meeting of Stockholders of the Company.

Gerald Goodman is a certified public accountant and since 2014 has practiced with his own firm, Gerald Goodman CPA PC. From January 1, 2010 until December 31, 2014, Mr. Goodman practiced with Madsen & Associates CPA’s Inc. Murray, Utah, and was a non-equity partner and managed the firm’s SEC practice. From 1971 to 2010, Mr. Goodman was a partner in the accounting firm of Wiener Goodman & Company PC. He provided the firm’s public and privately-held clients with audit, tax and management advisory services, and was partner-in-charge of the firm’s SEC practice. Many of Mr. Goodman’s clientele were international clients located in Europe and Asia. Mr. Goodman is a licensed member of the New Jersey Society of Certified Public Accountants and a member of the AICPA. Mr. Goodman is a 1970 graduate of Pennsylvania State University where he received a B.S. Degree in Accounting.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.19	Purchase Agreement, dated August 31, 2020, by and among the Company and Pocono Coated Products, LLC.

10.20	Security Agreement, between the Company and Pocono Coated Products, LLC.

10.21	Promissory Note Issued by the Company on August 31, 2020 to Pocono Coated Products, LLC.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRIBAND, INC.

September 4, 2020	By:	/s/ Gareth Sheridan
R: Gareth Sheridan
Chief Executive Officer

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